UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2014

Commission file number 001-11625

Pentair plc

(Exact name of Registrant as specified in its charter)

Ireland	98-1141328
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

P.O. Box 471, Sharp Street, Walkden, Manchester, M28 8BU United Kingdom

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: +44-161-703-1885

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BACKGROUND

On June 3, 2014, Pentair Ltd., a corporation organized under the laws of Switzerland (“Pentair-Switzerland”), completed its change of jurisdiction of incorporation from Switzerland to Ireland by merging (the “Merger”) with and into its subsidiary, Pentair plc, a public limited company incorporated under the laws of Ireland (“Pentair-Ireland”). The change in place of incorporation was effected pursuant to the previously announced Merger Agreement, dated as of December 10, 2013, between Pentair-Switzerland and Pentair-Ireland (the “Merger Agreement”). At the effective time of the Merger (the “Effective Time”), and pursuant to the Merger Agreement (i) Pentair-Switzerland was merged into Pentair-Ireland, with Pentair-Ireland surviving and Pentair-Switzerland being dissolved without liquidation, (ii) all of the assets and liabilities of Pentair-Switzerland were transferred to Pentair-Ireland and (iii) each common share of Pentair-Switzerland was exchanged, as consideration in the Merger, for one ordinary share, nominal value $0.01, of Pentair-Ireland (collectively, the “Ordinary Shares”). The foregoing is only a summary of the Merger Agreement and the Merger and is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The issuance of the Ordinary Shares was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-192961), as amended, filed by Pentair-Ireland, which was declared effective by the U.S. Securities and Exchange Commission on March 26, 2014.

In connection with the Merger and by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Pentair-Ireland is the successor issuer to Pentair-Switzerland and has succeeded to the attributes of Pentair-Switzerland as the registrant, including Pentair-Switzerland’s commission file number. Pentair-Ireland Ordinary Shares are deemed to be registered under Section 12(b) of the Exchange Act, and Pentair-Ireland is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and will hereafter file reports and other information with the SEC using Pentair-Switzerland’s commission file number (001-11625). Pentair-Ireland hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Pentair-Ireland’s Ordinary Shares are listed on the New York Stock Exchange and trade under the symbol “PNR”, the same symbol under which Pentair-Switzerland’s common shares traded prior to the Effective Time.

ITEM 1.01	Entry Into a Material Definitive Agreement.

Director and Officer Indemnification Agreements

At the Effective Time, Pentair-Ireland entered into a Deed of Indemnification (the “Deed of Indemnification”) with each of its directors and executive officers (the “Covered Persons”). In addition, Pentair Management Company, a Delaware corporation that became a subsidiary of Pentair-Ireland at the Effective Time (“Pentair Management”), entered a Indemnification Agreement with each of the Covered Persons (the “Indemnification Agreement,” and, together with the Deed of Indemnification, the “Indemnification Agreements”).

The Indemnification Agreements provide that if a Covered Person was, is or is threatened to be made a party to or is otherwise involved in a proceeding by reason of being a director or officer of Pentair-Ireland, then Pentair-Ireland and Pentair Management will indemnify the Covered Person against all expenses, liability or loss to the fullest extent permitted by law. A Covered Person will not be entitled to indemnification in connection with a proceeding initiated by a Covered Person against Pentair-Ireland except in certain circumstances set forth in the Indemnification Agreements. If a Covered Person is made or threatened to be made a party to a proceeding by reason of being a director or officer, then the Covered Person will be entitled to advancement of reimbursement by Pentair-Ireland and Pentair Management of reasonable expenses upon receipt of a written affirmation by the Covered Person of a good faith belief that the criteria for indemnification pursuant to the Indemnification Agreements have been satisfied and a written undertaking by the Covered Person to repay all amounts paid or reimbursed by Pentair-Ireland or Pentair Management if it is ultimately determined that such criteria for indemnification have not been satisfied. No indemnification will be paid pursuant to the Indemnification Agreements (1) on account of any proceeding in which judgment is rendered against a Covered Person for an accounting of profits from the purchase or sale of securities of Pentair-Ireland pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or (2) if a court finally determines that the Covered Person has committed a breach of statutory duties to Pentair-Ireland for which such indemnification would be invalid under applicable law.

The foregoing is a summary of the terms of the Indemnification Agreements and is qualified in its entirety by reference to the form of Deed of Indemnification and the form of Indemnification Agreement filed as Exhibits 10.15 and 10.16, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 3.03	Material Modification to Rights of Security Holders.

As a result of the consummation of the Merger, each outstanding Pentair-Switzerland common share was converted into the right to receive one newly issued Pentair-Ireland Ordinary Share and the rights of the holders of Pentair-Switzerland common shares prior to the Merger were modified. The rights of holders of Pentair-Ireland Ordinary Shares are governed by Pentair-Ireland’s articles of association filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein. A description of the Ordinary Shares and the rights of holders of Ordinary Shares is included in Item 8.01 of this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

At the Effective Time, Angela D. Lageson and Christopher R. Oster resigned as directors of Pentair-Ireland.

Appointment of Directors

Pursuant to the terms of the Merger Agreement, effective at the Effective Time, the board of directors of Pentair-Switzerland prior to the Merger were appointed as Pentair-Ireland’s board of directors. Glynis A. Bryan, Jerry W. Burris, Carol Anthony (John) Davidson, T. Michael Glenn, David H.Y. Ho, Randall J. Hogan, David A. Jones, Ronald L. Merriman, William T. Monahan and Billie Ida Williamson have been appointed as directors of Pentair-Ireland, whose terms each expire at the 2015 annual general meeting of shareholders.

Effective with his appointment to the board of directors, Mr. Hogan will serve as chairman of the board. The audit and finance committee of the Pentair-Ireland board of directors is comprised of Mr. Merriman, as chair, Mr. Burris, Mr. Ho and Ms. Williamson; the compensation committee of the Pentair-Ireland board of directors is comprised of Mr. Jones, as chair, Ms. Bryan, Mr. Glenn and Mr. Monahan; and the governance committee of the Pentair-Ireland board of directors is comprised of Ms. Bryan as chair, Mr. Glenn, Mr. Jones and Mr. Monahan.

Biographical information concerning each of Pentair-Ireland’s directors can be found in Pentair-Switzerland’s definitive proxy statement for its 2014 annual general meeting of shareholders filed with the SEC on March 24, 2014 under the caption “Proposal 1 – Re-Election of Nine Directors and Election of One Director” and is incorporated by reference herein.

Compensation of Pentair-Ireland Directors

Following the Effective Time, the compensation of the Pentair-Ireland directors remains identical to the compensation of the Pentair-Switzerland directors prior to the Effective Time. Information concerning the compensation of the Pentair-Switzerland directors can be found in Pentair-Switzerland’s definitive proxy statement for its 2014 annual general meeting of shareholders filed with the SEC on March 24, 2014 under the caption “Director Compensation” and is incorporated by reference herein.

Appointment of Officers

Pursuant to the terms of the Merger Agreement, effective at the Effective Time, the executive officers of Pentair-Switzerland prior to the Merger were appointed as the executive officers of Pentair-Ireland immediately following the Merger. The name and current position of the each of the officers of Pentair-Ireland are as follows:

Name	Current Position
Randall J. Hogan	Chief Executive Officer
John L. Stauch	Executive Vice President and Chief Financial Officer
Frederick S. Koury	Senior Vice President, Human Resources
Angela D. Lageson	Senior Vice President, General Counsel and Secretary
Todd R. Gleason	Senior Vice President, Growth
Michael G. Meyer	Vice President, Treasurer
Mark C. Borin	Corporate Controller and Chief Accounting Officer
Karl R. Frykman	President, Aquatic Systems Global Business Unit
Netha N. Johnson	President, Filtration & Process Global Business Unit
Alok Maskara	President, Technical Solutions Global Business Unit
Philip Pejovich	President, Flow Technologies Global Business Unit
Christopher Stevens	President, Valves & Controls Global Business Unit

Biographical information concerning each of Pentair-Ireland’s officers can be found in Pentair-Switzerland’s annual report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 25, 2014 under the caption “Executive Officers of the Registrant” and is incorporated by reference herein.

Compensation of Pentair-Ireland Executive Officers

Following the Effective Time, the compensation of the Pentair-Ireland executive officers remains identical to the compensation of the Pentair-Switzerland executive officers prior to the Effective Time. Information concerning the compensation of the Pentair-Switzerland named executive officers can be found in Pentair-Switzerland’s definitive proxy statement for its 2014 annual general meeting of shareholders filed with the SEC on March 24, 2014 under the caption “Executive Compensation” and is incorporated by reference herein.

Assumption of Compensation Plans and Outstanding Awards

At the Effective Time, Pentair-Ireland assumed the following compensation plans or agreements of Pentair-Switzerland, amended as appropriate to reflect the Merger: the Pentair plc 2012 Stock and Incentive Plan (formerly known as the Pentair Ltd. 2012 Stock and Incentive Plan) (the “2012 Plan”), the Pentair plc 2008 Omnibus Stock Incentive Plan (formerly known as the Pentair Ltd. 2008 Omnibus Stock Incentive Plan) (the “2008 Plan”), the Pentair plc Omnibus Stock Incentive Plan (formerly known as the Pentair Ltd. Omnibus Stock Incentive Plan) (the “2004 Plan”), the Pentair plc Outside Directors Non-qualified Stock Option Plan (formerly known as the Pentair Ltd. Outside Directors Non-qualified Stock Option Plan) (the “Director Option Plan”), the Pentair plc Employee Stock Purchase and Bonus Plan (formerly known as the Pentair Ltd. Employee Stock Purchase and Bonus Plan) (the “ESPP”), the Pentair plc Compensation Plan for Non-Employee Directors (formerly known as the Pentair Ltd. Compensation Plan for Non-Employee Directors) (the “Director Compensation Plan”) and the Key Executive Employment and Severance Agreements then in effect between Pentair-Switzerland and certain of its executives, including its named executive officers. The 2012 Plan, the 2008 Plan, the 2004 Plan and the Director Option Plan are incentive compensation plans under which Pentair-Switzerland has made equity-based and other incentive awards to certain of its executives, including its named executive officers. Pentair-Ireland may make future equity-based and other incentive awards under the 2012 Plan to certain of its executives, including its named executive officers, but no new awards may be made under the 2008 Plan, the 2004 Plan or the Director Option Plan.

Pentair-Ireland also assumed of all outstanding awards under the 2012 Plan, the 2008 Plan, the 2004 Plan and the Director Option Plan. All such equity-based awards relating to Pentair-Switzerland common shares were converted on a one-for-one basis to relate to Ordinary Shares of Pentair-Ireland following the Merger.

Copies of the 2012 Plan, the 2008 Plan, the 2004 Plan, the Director Option Plan, the ESPP and the Director Compensation Plan as amended to reflect their adoption and assumption by Pentair-Ireland are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Adoption of Form Award Agreements

Pentair-Ireland has adopted the following form award agreements previously approved by Pentair-Switzerland for use in granting awards to employees under the 2012 Plan following the Effective Time:

•	Stock option grant agreement for use in granting options to purchase Pentair-Ireland Ordinary Shares. The stock options will vest and become exercisable on the basis of the recipient’s continuous service, subject to the terms of the 2012 Plan.

•	Restricted stock unit grant agreement for use in granting units representing the right to receive a payment equal to the fair market value of a Pentair-Ireland Ordinary Share, and accompanying dividend equivalent rights representing the right to receive payments equal to dividend declared on the shares subject to the restricted stock units. The restricted stock unit awards will vest on the basis of the recipient’s continuous service, subject to the terms of the 2012 Plan.

•	Performance unit grant agreement for use in granting units representing the right to receive a payment of a designated dollar value to the extent performance goals are achieved, subject to the terms of the 2012 Plan.

The foregoing description of these form award agreements is only a summary and is qualified in its entirety by reference to the copies of the agreements filed as Exhibits 10.7, 10.8 and 10.9, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Pentair-Ireland has adopted the following form award agreements previously approved by Pentair-Switzerland for use in granting awards to non-employee directors under the 2012 Plan following the Effective Time:

•	Stock option grant agreement for use in granting options to purchase Pentair-Ireland Ordinary Shares. The stock options will vest and become exercisable on the basis of the recipient’s continuous service, subject to the terms of the 2012 Plan.

•	Restricted stock unit grant agreement for use in granting units representing the right to receive a payment equal to the fair market value of a Pentair-Ireland Ordinary Share, and accompanying dividend equivalent rights representing the right to receive payments equal to dividend declared on the shares subject to the restricted stock units. The restricted stock unit awards will vest on the basis of the recipient’s continuous service, subject to the terms of the 2012 Plan. The foregoing description of these form award agreements is only a summary and is qualified in its entirety by reference to the copies of the agreements filed as Exhibits 10.10 and 10.11, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Amendment of Nonqualified Deferred Compensation Plans

In connection with the consummation of the Merger, Pentair, Inc. amended and restated the following nonqualified deferred compensation plans in which certain employees, including named executive officers of Pentair-Switzerland, were eligible to participate, to reflect the effect of the Merger: the Pentair, Inc. Non-Qualified Deferred Compensation Plan, the Pentair, Inc. Supplemental Executive Retirement Plan and the Pentair, Inc. Restoration Plan. Copies of these plans as amended and restated are filed as Exhibits 10.12, 10.13 and 10.14, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 3.03 and under the heading “Shareholder Proposals at Pentair-Ireland’s 2015 Annual General Meeting” in Item 8.01 are incorporated by reference herein.

ITEM 5.05	Amendments to the Registrant’s Code of Ethics.

Pentair-Ireland has adopted a code of conduct that applies to the directors, officers and employees of Pentair-Ireland. The code of conduct is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 8.01	Other Events.

Shareholder Proposals at Pentair-Ireland’s 2015 Annual General Meeting

Shareholder proposals to be included in the proxy materials for Pentair-Ireland’s annual general meeting at which directors will be elected to be held in 2015 must be received by Pentair-Ireland by December 1, 2014, and must otherwise comply with Rule 14a-8 promulgated by the Securities and Exchange Commission (the “SEC”) to be considered for inclusion in Pentair-Ireland’s proxy statement for that year. If you do not comply with Rule 14a-8, Pentair-Ireland will not be required to include the proposal in Pentair-Ireland’s proxy statement and the proxy card mailed to Pentair-Ireland’s shareholders. A shareholder who otherwise intends to present business at the 2015 annual general meeting must comply with the requirements set forth in Pentair-Ireland’s articles of association and the Irish Companies Act of 1963 to 2013.

Pentair-Ireland’s articles of association provide, among other things, that to bring business before an annual general meeting, a shareholder must give written notice that complies with the Pentair-Ireland articles of association to Pentair-Ireland’s Secretary not less than 45 days nor more than 70 days prior to the first annual anniversary of the date when Pentair-Ireland or, in the case of the 2015 annual general meeting, Pentair-Switzerland, as predecessor to Pentair-Ireland, first mailed its proxy statement to shareholders in connection with the immediately preceding annual general meeting. Accordingly, Pentair-Ireland must receive notice of a shareholder proposal submitted under its articles of association between January 20, 2015 and February 14, 2015. If the notice is received after February 14, 2015, then the notice will be considered untimely and Pentair-Ireland is not required to present such proposal at the 2015 annual general meeting. If the Pentair-Ireland board of directors chooses to present a proposal submitted under Pentair-Ireland’s articles of association at the 2015 annual general meeting, then the persons named in the proxies solicited by the Pentair-Ireland board of directors for the 2015 annual general meeting may exercise discretionary voting power with respect to such proposal. Shareholder proposals should be sent to Pentair-Ireland at its principal executive offices: P.O. Box 471, Sharp Street, Walkden, Manchester, M28 8BU, United Kingdom, Attention: Secretary.

According to Pentair-Ireland’s articles of association, a shareholder must give advance notice and furnish certain information in order to submit a nomination for election as a director. Any shareholder who wishes to present a candidate for consideration for election at Pentair-Ireland’s 2015 Annual General Meeting should send a letter identifying the name of the candidate and summary of the candidate’s qualifications, along with the other supporting documentation described in Pentair-Ireland’s articles of association, to our Governance Committee. This letter should be addressed c/o Secretary, P.O. Box 471, Sharp Street, Walkden, Manchester, M28 8BU, United Kingdom no earlier than January 20, 2015 and February 14, 2015 for consideration at the 2015 annual general meeting.

Description of the Ordinary Shares

The following information is a summary of the material terms of the Pentair-Ireland ordinary shares nominal (i.e. par) value $0.01 per share (the “Ordinary Shares”), as specified in the Pentair-Ireland articles of association (the “Pentair-Ireland Articles”).

The following description of Pentair-Ireland Ordinary Shares is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Pentair-Ireland Articles, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Capital Structure

Authorized Share Capital

The current authorized share capital of Pentair-Ireland is €40,000 and $4,260,000 divided into 40,000 Euro Shares with a nominal value of €1.00 per share and 426,000,000 ordinary shares with a nominal value of $0.01 per share.

Pentair-Ireland may issue shares subject to the maximum authorized share capital contained in the Pentair-Ireland Articles. The authorized share capital may be increased by a resolution approved by a two-thirds majority of the votes of Pentair-Ireland’s shareholders cast at a general meeting (referred to as a “variation resolution”) or reduced by a resolution approved by a simple majority of the votes of Pentair-Ireland’s shareholders cast at a general meeting (referred to under Irish law as an “ordinary resolution”). The shares comprising the authorized share capital of Pentair-Ireland may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish company law, the directors of a company may issue new ordinary shares without shareholder approval once authorized to do so by the articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. The Pentair-Ireland Articles authorize the board of directors of Pentair-Ireland to issue new Ordinary Shares without shareholder approval for a period of five years from the date of adoption of the Pentair-Ireland Articles.

The rights and restrictions to which the Ordinary Shares are subject are prescribed in the Pentair-Ireland Articles.

Irish law does not recognize fractional shares held of record. Accordingly, the Pentair-Ireland Articles do not provide for the issuance of fractional shares of Pentair-Ireland, and the official Irish share register of Pentair-Ireland will not reflect any fractional shares.

Whenever an alteration or reorganization of the share capital of Pentair-Ireland would result in any Pentair-Ireland shareholder becoming entitled to fractions of a share, the Pentair-Ireland board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the shareholders who would have been entitled to the fractions. For the purpose of any such sale the Pentair-Ireland board of directors may authorize some person to transfer the shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

Issued Share Capital

As a result of the Merger, Pentair-Ireland issued one Ordinary Share in exchange for each common share of Pentair-Switzerland to the former shareholders of Pentair-Switzerland. All Pentair-Ireland Ordinary Shares issued at the Effective Time were issued as fully paid-up and non-assessable.

Preemption Rights, Share Warrants and Share Options

Under Irish law certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, Pentair-Ireland has opted out of these preemption rights in the Pentair-Ireland Articles as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a resolution approved by not less than 75% of the votes of the shareholders of Pentair-Ireland cast at a general meeting (referred to under Irish law as a “special resolution”), the Pentair-Ireland Articles provide that this opt-out must be so renewed. If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of Pentair-Ireland on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee option or similar equity plan.

The Pentair-Ireland Articles provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Pentair-Ireland is subject, the Pentair-Ireland board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Pentair-Ireland board of directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the Pentair-Ireland board of directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. Pentair-Ireland is subject to the rules of the NYSE and the U.S. Internal Revenue Code that require shareholder approval of certain equity plans and share issuances. The Pentair-Ireland board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit). At the Effective Time, Pentair-Ireland assumed Pentair-Switzerland’s existing obligations to deliver shares under its equity incentive plans pursuant to the terms thereof.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of Pentair-Ireland are equal to, or in excess of, the aggregate of Pentair-Ireland’s called up share capital plus undistributable reserves and the distribution does not reduce Pentair-Ireland’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Pentair-Ireland’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Pentair-Ireland’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Pentair-Ireland has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of Pentair-Ireland. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Companies Acts, which give a “true and fair view” of Pentair-Ireland’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Although Pentair-Ireland does not currently have distributable reserves, Pentair-Ireland is taking steps to create such distributable reserves by seeking to obtain the approval of the Irish High Court, which is required for the creation of distributable reserves to be effective.

The creation of distributable reserves is not a prerequisite for Pentair-Ireland to be able to satisfy the obligation to pay the dividend installments approved at the 2014 annual general meeting of Pentair-Switzerland shareholders that remain unpaid at the time of the Merger, all such payments being liabilities of Pentair-Switzerland assumed by Pentair-Ireland.

The Pentair-Ireland Articles authorize the directors to declare dividends to the extent they appear justified by profits without shareholder approval. The Pentair-Ireland board of directors may also recommend a dividend to be approved and declared by the Pentair-Ireland shareholders at a general meeting. The Pentair-Ireland board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in U.S. dollars or any other currency. All holders of Ordinary Shares of Pentair-Ireland will participate pro rata in respect of any dividend which may be declared in respect of Ordinary Shares by Pentair-Ireland.

The directors of Pentair-Ireland may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to Pentair-Ireland in relation to the Ordinary Shares of Pentair-Ireland.

Share Repurchases, Redemptions and Conversions

Overview

The Pentair-Ireland Articles provide that any Ordinary Shares which Pentair-Ireland has agreed to acquire shall be deemed to be a redeemable share, unless the Pentair-Ireland board of directors resolves otherwise. Accordingly, for Irish company law purposes, the repurchase of Ordinary Shares by Pentair-Ireland will technically be effected as a redemption of those shares as described below under “Repurchases and Redemptions by Pentair-Ireland”. If the Pentair-Ireland Articles did not contain such provision, all repurchases by Pentair-Ireland would be subject to many of the same rules that apply to purchases of Pentair-Ireland Ordinary Shares by subsidiaries described below under “Purchases by Subsidiaries of Pentair-Ireland” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange”. Neither Irish law nor any constituent document of Pentair-Ireland places limitations on the right of nonresident or foreign owners to vote or hold Pentair-Ireland Ordinary Shares. Except where otherwise noted, references elsewhere in this Current Report on Form 8-K to repurchasing or buying back Ordinary Shares of Pentair-Ireland refer to the redemption of Ordinary Shares by Pentair-Ireland or the purchase of Ordinary Shares of Pentair-Ireland by a subsidiary of Pentair-Ireland, in each case in accordance with the Pentair-Ireland Articles and Irish company law as described below.

Repurchases and Redemptions by Pentair-Ireland

Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. Pentair-Ireland currently does not have any distributable reserves, however, it is taking steps to create such distributable reserves. Pentair-Ireland may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Pentair-Ireland. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the provision of the Pentair-Ireland Articles described above, shareholder approval will not be required to redeem Pentair-Ireland Ordinary Shares.

Pentair-Ireland may also be given an additional general authority by its shareholders to purchase its own shares on-market which would take effect on the same terms and be subject to the same conditions as applicable to purchases by Pentair-Ireland’s subsidiaries as described below.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Pentair-Ireland at any time must not exceed 10% of the nominal value of the issued share capital of Pentair-Ireland. Pentair-Ireland may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by Pentair-Ireland or re-issued subject to certain conditions.

Purchases by Subsidiaries of Pentair-Ireland

Under Irish law, an Irish or non-Irish subsidiary may purchase Pentair-Ireland Ordinary Shares either as overseas market purchases or off-market purchases. For a subsidiary of Pentair-Ireland to make overseas market purchases of Pentair-Ireland Ordinary Shares, the shareholders of Pentair-Ireland must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular overseas market purchase by a subsidiary of Pentair-Ireland Ordinary Shares is required. For an off-market purchase by a subsidiary of Pentair-Ireland, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose Pentair-Ireland Ordinary Shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Pentair-Ireland.

In order for a subsidiary of Pentair-Ireland to make an overseas market purchase of Pentair-Ireland Ordinary Shares, such shares must be purchased on a “recognized stock exchange”. The NYSE, on which the shares of Pentair-Ireland are listed, is specified as a recognized stock exchange for this purpose by Irish company law.

The number of Pentair-Ireland Ordinary Shares acquired and held by the subsidiaries of Pentair-Ireland at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Pentair-Ireland. While a subsidiary holds Pentair-Ireland Ordinary Shares, it cannot exercise any voting rights in respect of those shares. The acquisition of Pentair-Ireland Ordinary Shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

The Pentair-Ireland Articles provide that Pentair-Ireland will have a first and paramount lien on every share that is not a fully paid up share for all moneys payable, whether presently due or not in respect of such Pentair-Ireland Ordinary Shares. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any Pentair-Ireland Ordinary Shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are standard inclusions in the articles of association of an Irish company limited by shares such as Pentair-Ireland and will only be applicable to Pentair-Ireland Ordinary Shares that have not been fully paid up.

Consolidation and Division; Subdivision

Under the Pentair-Ireland Articles, Pentair-Ireland may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its shares into smaller amounts than is fixed by the Pentair-Ireland Articles.

Reduction of Share Capital

Pentair-Ireland may, by special resolution, reduce its authorized share capital in any way. Pentair-Ireland also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any manner permitted by the Companies Acts.

Annual Meetings of Shareholders

Pentair-Ireland will be required to hold an annual general meeting within 18 months of incorporation and at intervals of no more than 15 months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after Pentair-Ireland’s fiscal year-end. Pentair-Ireland plans to hold its first annual general meeting in 2015.

Notice of an annual general meeting must be given to all Pentair-Ireland shareholders and to the auditors of Pentair-Ireland. The Pentair-Ireland Articles provide for a minimum notice period of 21 days, which is the minimum permitted under Irish law.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of new auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.

Extraordinary General Meetings of Shareholders

Extraordinary general meetings of Pentair-Ireland may be convened (i) by the Pentair-Ireland board of directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of Pentair-Ireland carrying voting rights, or (iii) on requisition of Pentair-Ireland’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of an extraordinary general meeting must be given to all Pentair-Ireland shareholders and to the auditors of Pentair-Ireland. Under Irish law and the Pentair-Ireland Articles, the minimum notice period is 21 days.

In the case of an extraordinary general meeting convened by shareholders of Pentair-Ireland, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, the Pentair-Ireland board of directors has 21 days to convene a meeting of Pentair-Ireland shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the Pentair-Ireland board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of Pentair-Ireland’s receipt of the requisition notice.

If the Pentair-Ireland board of directors becomes aware that the net assets of Pentair-Ireland are not greater than half of the amount of Pentair-Ireland’s called-up share capital, the directors of Pentair-Ireland must convene an extraordinary general meeting of Pentair-Ireland shareholders not later than 28 days from the date that they learn of this fact to consider how to address the situation.

Quorum for General Meetings

The Pentair-Ireland Articles provide that no business shall be transacted at any general meeting unless a quorum is present. A quorum is the holders of shares, present in person or by proxy, entitling them to exercise a majority of the voting power of the Company. Abstentions and broker non-votes are regarded as present for the purpose of establishing a quorum.

Voting

At any meeting of Pentair-Ireland, all resolutions will be decided on a poll.

Treasury shares or Pentair-Ireland Ordinary Shares that are held by subsidiaries of Pentair-Ireland are not entitled to be voted at general meetings of shareholders.

Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

a)	amending the objects or memorandum of association of Pentair-Ireland;

b)	amending the Pentair-Ireland Articles;

c)	approving a change of name of Pentair-Ireland;

d)	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

e)	opting out of preemption rights on the issuance of new shares;

f)	re-registration of Pentair-Ireland from a public limited company to a private company;

g)	variation of class rights attaching to classes of shares (where the Pentair-Ireland Articles do not provide otherwise);

h)	purchase of Pentair-Ireland shares off-market;

i)	reduction of issued share capital;

j)	sanctioning a compromise/scheme of arrangement;

k)	resolving that Pentair-Ireland be wound up by the Irish courts;

l)	resolving in favor of a shareholders’ voluntary winding-up;

m)	re-designation of shares into different share classes;

n)	setting the re-issue price of treasury shares; and

o)	a merger pursuant to the EU Cross-Border Mergers Directive 2005/56/EC.

Variation of Rights Attaching to a Class or Series of Shares

Under the Pentair-Ireland Articles and the Companies Acts, any variation of class rights attaching to the issued shares of Pentair-Ireland must be approved in writing by holders of three-quarters of the issued shares in that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class, provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum.

The provisions of the Pentair-Ireland Articles relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined in reference to the shares of the holders of the class.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of Pentair-Ireland and any act of the Irish Government which alters the memorandum of Pentair-Ireland; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of Pentair-Ireland; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Pentair-Ireland; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of any subsidiary of Pentair-Ireland which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of Pentair-Ireland also have the right to inspect all books, records and vouchers of Pentair-Ireland. The auditors’ report must be circulated to the shareholders with Pentair-Ireland’s financial statements prepared in accordance with Irish law 21 days before the annual general meeting and must be read to the shareholders at Pentair-Ireland’s annual general meeting.

Acquisitions

An Irish public limited company may be acquired in a number of ways, including:

a)	a court-approved scheme of arrangement under the Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

b)	through a tender or takeover offer by a third party for all of the shares of Pentair-Ireland. Where the holders of 80% or more of Pentair-Ireland’s Ordinary Shares have accepted an offer for their shares in Pentair-Ireland, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of Pentair-Ireland were to be listed on the Irish Stock Exchange or another regulated stock exchange in the European Union, this threshold would be increased to 90%; and

c)	it is also possible for Pentair-Ireland to be acquired by way of a transaction with an EU-incorporated company under the EU Cross-Border Mergers Directive 2005/56/EC. Such a transaction must be approved by a special resolution. If Pentair-Ireland is being merged with another EU company under the EU Cross-Border Mergers Directive 2005/56/EC and the consideration payable to Pentair-Ireland shareholders is not all in the form of cash, Pentair-Ireland shareholders may be entitled to require their shares to be acquired at fair value.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have dissenters’ or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish company limited by shares such as Pentair-Ireland and a company incorporated in the European Economic Area (the European Economic Area includes all member states of the European Union (with the exception of Croatia) and Norway, Iceland and Liechtenstein), a shareholder (i) who voted against the special resolution approving the transaction or (ii) of a company in which 90% of the shares are held by the other party to the transaction has the right to request that the company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

Disclosure of Interests in Shares

Under the Companies Acts, Pentair-Ireland shareholders must notify Pentair-Ireland if, as a result of a transaction, the shareholder will become interested in 5% or more of the shares of Pentair-Ireland; or if as a result of a transaction a shareholder who was interested in more than 5% of the shares of Pentair-Ireland ceases to be so interested. Where a shareholder is interested in more than 5% of the shares of Pentair-Ireland, the shareholder must notify Pentair-Ireland of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of the issued share capital of Pentair-Ireland (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. Pentair-Ireland must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any Pentair-Ireland ordinary shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition to these disclosure requirements, Pentair-Ireland, under the Companies Acts, may, by notice in writing, require a person whom Pentair-Ireland knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in Pentair-Ireland’s relevant share capital to: (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in the shares of Pentair-Ireland, to provide additional information, including the person’s own past or present interests in shares of Pentair-Ireland. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, Pentair-Ireland may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Companies Acts, as follows:

a)	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

b)	no voting rights shall be exercisable in respect of those shares;

c)	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

d)	no payment shall be made of any sums due from Pentair-Ireland on those shares, whether in respect of capital or otherwise.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

In the event Pentair-Ireland is in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in Pentair-Ireland securities of 1% or more.

Anti-Takeover Provisions

Irish Takeover Rules and Substantial Acquisition Rules

A transaction in which a third party seeks to acquire 30% or more of the voting rights of Pentair-Ireland will be governed by the Irish Takeover Panel Act 1997 (the “Takeover Panel Act”) and the Irish Takeover Rules 2007 (as amended) (the “Irish Takeover Rules” or the “Takeover Rules”) made thereunder and will be regulated by the Irish Takeover Panel (the “Panel”). The “General Principles” of the Takeover Rules and certain important aspects of the Takeover Rules are described below.

General Principles

The Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Panel:

a)	in the event of an offer, all holders of security of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

b)	the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

c)	the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

d)	false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

e)	a bidder must announce an offer only after ensuring that he or she can fulfill in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

f)	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

g)	a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires shares or other voting rights in Pentair-Ireland may be required under the Takeover Rules to make a mandatory cash offer for the remaining outstanding shares in Pentair-Ireland at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of the voting rights in Pentair-Ireland, unless the Panel otherwise consents. An acquisition of shares by a person holding (together with its concert parties) shares representing between 30% and 50% of the voting rights in Pentair-Ireland would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

If a person makes a voluntary offer to acquire outstanding Pentair-Ireland Ordinary Shares, the offer price must be no less than the highest price paid for Pentair-Ireland Ordinary Shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Panel has the power to extend the “look back” period to 12 months if the Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired Pentair-Ireland Ordinary Shares (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total Pentair-Ireland Ordinary Shares or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per Pentair-Ireland Ordinary Shares must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total Pentair-Ireland Ordinary Shares in the 12-month period prior to the commencement of the offer period if the Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Pentair-Ireland. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Pentair-Ireland is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Pentair-Ireland and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the Pentair-Ireland board of directors is not permitted to take any action which might frustrate an offer for the shares of Pentair-Ireland once the Pentair-Ireland board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the Pentair-Ireland board of directors has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

a)	the action is approved by Pentair-Ireland’s shareholders at a general meeting; or

b)	the Panel has given its consent, where:

(i)	it is satisfied the action would not constitute frustrating action;

(ii)	Pentair-Ireland shareholders that hold 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)	the action is taken in accordance with a contract entered into prior to the announcement of the offer; or

(iv)	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Certain other provisions of Irish law or the Pentair-Ireland Articles may be considered to have anti-takeover effects, including those described under the following captions in this Item 8.01: “Capital Structure—Authorized Share Capital”, “Preemption Rights, Share Warrants and Options” and “Disclosure of Interests in Shares”.

Corporate Governance

The Pentair-Ireland Articles allocate authority over the day-to-day management of Pentair-Ireland to the Pentair-Ireland board of directors. The Pentair-Ireland board of directors may then delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether directors or not) as it thinks fit, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Pentair-Ireland. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the Pentair-Ireland board of directors, the quorum necessary for the transaction of business at any committee meeting shall be a majority of the members of such committee then in office unless the committee shall consist of one or two members, in which case one member shall constitute a quorum.

Legal Name; Formation; Fiscal Year; Registered Office

The current legal and commercial name of Pentair-Ireland is Pentair plc. Pentair-Ireland was incorporated in Ireland on November 28, 2013 as a public limited company, under the name Pentair plc (registration number 536025). Pentair-Ireland’s fiscal year ends on December 31 and Pentair-Ireland’s registered address is Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland.

Appointment of Directors

The Companies Acts provide for a minimum of two directors. The Pentair-Ireland Articles provide that the number of directors will be not less than nine nor more than eleven and that the Pentair-Ireland board of directors shall determine the authorized number of directors. The minimum or maximum number of directors may be increased or reduced by a variation resolution of shareholders, provided however, that if a majority of the Pentair-Ireland board of directors makes a recommendation to the shareholders to change the minimum or maximum number of directors, then only an ordinary resolution of shareholders will be required.

Irish law requires majority voting for the election of directors, which could result in the number of directors falling below the authorized number of directors due to the failure of nominees to be elected. The Pentair-Ireland Articles provide that if the number of directors is reduced below the prescribed minimum number of directors, the remaining director or directors shall appoint as soon as practicable an additional director or additional directors to make up such prescribed minimum or shall convene a general meeting of Pentair-Ireland for the purpose of making such appointment. The Pentair-Ireland Articles provide that if, at any meeting of shareholders, the chairman determines that the number of persons properly nominated to serve as directors exceeds the authorized number of directors to be elected and the number of directors is reduced below such authorized number due to the failure of one or more directors to be elected or re-elected by a majority of the votes cast at such meeting, then of the persons properly nominated to be elected as directors, those receiving the highest number of votes in favor of election or re-election will be elected or re-elected as directors until the next annual general meeting. The Pentair-Ireland Articles provide that if, at any meeting of shareholders, resolutions are passed by a majority of the votes cast at such meeting in respect of the election or re-election of directors which would result in the authorized number of directors being exceeded, then those number of directors, as exceeds such authorized number, receiving at that meeting the lowest number of votes in favor of election or re-election shall not be elected or re-elected as a director.

At each annual general meeting of Pentair-Ireland, all the directors shall retire from office and be re-eligible for re-election. Upon the resignation or termination of office of any director, if a new director shall be appointed to the Pentair-Ireland board of directors he will be designated to fill the vacancy arising.

No person shall be appointed director unless nominated as follows:

a)	by the affirmative vote of two-thirds of the board of directors of Pentair-Ireland;

b)	with respect to election at an annual general meeting, by any shareholder who holds Ordinary Shares or other shares carrying the general right to vote at general meetings of Pentair-Ireland, who is a shareholder at the time of the giving of the notice and at the time of the relevant annual general meeting and who timely complies with the notice procedures set out in the Pentair-Ireland Articles; or

c)	with respect to election at an extraordinary general meeting requisitioned in accordance with section 132 of the Companies Act 1963, by a shareholder or shareholders who hold Ordinary Shares or other shares carrying the general right to vote at general meetings of Pentair-Ireland and who make such nomination in the written requisition of the extraordinary general meeting. Directors shall be appointed as follows:

i)	by shareholders by ordinary resolution at the annual general meeting in each year or at any extraordinary general meeting called for the purpose;

ii)	by the Pentair-Ireland board of directors in accordance with the Pentair-Ireland Articles; or

iii)	so long as there is in office a sufficient number of directors to constitute a quorum of the Pentair-Ireland board of directors, the directors shall have the power at any time and from time to time to appoint any person to be director, either to fill a vacancy in the Pentair-Ireland board of directors or as an addition to the existing directors but so that the total number of directors shall not any time exceed the maximum number provided for in the Pentair-Ireland Articles.

Removal of Directors

Under the Companies Acts, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days’ notice and at which the director is entitled to be heard. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against Pentair-Ireland in respect of his removal.

The Pentair-Ireland board of directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed the fixed number of directors. Any directors so appointed shall hold office only until the conclusion of the next annual general meeting of Pentair-Ireland unless he or she is re-elected. Pentair-Ireland may by ordinary resolution elect another person in place of a director removed from office and without prejudice to the powers of the directors under the Pentair-Ireland Articles, the company in general meeting may elect any person to be a director to fill a vacancy or an additional director, subject to the maximum number of directors set out in the Pentair-Ireland Articles.

Duration; Dissolution; Rights upon Liquidation

Pentair-Ireland’s duration will be unlimited. Pentair-Ireland may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. Pentair-Ireland may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Pentair-Ireland has failed to file certain returns.

The rights of the shareholders to a return of Pentair-Ireland’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in the Pentair-Ireland Articles. If the memorandum and articles of association contain no specific provisions in respect of dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. The Pentair-Ireland Articles provide that the ordinary shareholders of Pentair-Ireland are entitled to participate pro rata in a winding up.

Uncertificated Shares

Pentair-Ireland Ordinary Shares are issued in uncertificated form. Holders of Ordinary Shares do not have the right to request a certificate representing their Ordinary Shares.

Stock Exchange Listing

The Pentair-Ireland Ordinary Shares are listed under the symbol “PNR,”—the same symbol under which Pentair-Switzerland’s common shares were listed on the NYSE. Pentair-Ireland’s Ordinary Shares are not currently intended to be listed on the Irish Stock Exchange or any other exchange.

No Sinking Fund

The Pentair-Ireland Ordinary Shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The shares issued in the Merger are duly and validly issued and fully paid.

Transfer and Registration of Shares

The transfer agent for Pentair-Ireland maintains the share register, registration in which is determinative of membership in Pentair-Ireland. A shareholder of Pentair-Ireland who holds shares beneficially is not the holder of record of such shares. Instead, the depository or other nominee is the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee is not registered in Pentair-Ireland’s official share register, as the depository or other nominee remains the record holder of any such shares.

A written instrument of transfer is required under Irish law to register on Pentair-Ireland’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Pentair-Ireland’s official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty, provided that the shareholder has confirmed to Pentair-Ireland’s transfer agent that there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Any transfer of Pentair-Ireland Ordinary Shares that is subject to Irish stamp duty is not registered in the name of the buyer unless an instrument of transfer was duly stamped and provided to the transfer agent. The Pentair-Ireland Articles allow Pentair-Ireland, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, Pentair-Ireland is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion) and (iii) claim a lien against the Pentair-Ireland Ordinary Shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Pentair-Ireland Ordinary Shares has been paid unless one or both of such parties is otherwise notified by Pentair-Ireland.

The Pentair-Ireland Articles delegate to Pentair-Ireland’s secretary or assistant secretary (or their nominees) the authority to execute an instrument of transfer on behalf of a transferring party.

In order to help ensure that the official share register is regularly updated to reflect trading of Pentair-Ireland Ordinary Shares occurring through normal electronic systems, Pentair-Ireland intends to regularly produce any required instruments of transfer in connection with any transactions for which it pays stamp duty (subject to the reimbursement and set-off rights described above). In the event that Pentair-Ireland notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with the transfer and that it will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Pentair-Ireland for this purpose) or request that Pentair-Ireland execute an instrument of transfer on behalf of the transferring party in a form determined by Pentair-Ireland. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Pentair-Ireland’s transfer agent, the buyer will be registered as the legal owner of the relevant shares on Pentair-Ireland’s official Irish share register (subject to the matters described below).

The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year.

ITEM 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

The exhibits listed in the accompanying Exhibit Index are being filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on June 3, 2014.

PENTAIR PLC Registrant

By:	/s/ Angela D. Lageson
Angela D. Lageson Senior Vice President, General Counsel and Secretary

PENTAIR PLC

Exhibit Index to Current Report on Form 8-K

Dated June 3, 2014

Exhibit Number	Description

2.1	Merger Agreement, dated December 10, 2013, between Pentair Ltd. and Pentair plc. (incorporated by reference to Pentair Ltd.’s Current Report on Form 8-K Filed on December 10, 2013)

3.1	Amended and Restated Articles of Association of Pentair plc.

10.1	Pentair plc 2012 Stock and Incentive Plan, as amended and restated.

10.2	Pentair plc 2008 Omnibus Stock Incentive Plan, as amended and restated.

10.3	Pentair plc Omnibus Stock Incentive Plan, as amended and restated.

10.4	Pentair plc Outside Directors Nonqualified Stock Option Plan, as amended and restated.

10.5	Pentair plc Employee Stock Purchase and Bonus Plan, as amended and restated.

10.6	Pentair plc Compensation Plan for Non-Employee Directors, as amended and restated.

10.7	Form of Executive Officer Stock Option Grant Agreement.

10.8	Form of Executive Officer Restricted Stock Unit Grant Agreement.

10.9	Form of Executive Officer Performance Unit Grant Agreement.

10.10	Form of Non-Employee Director Stock Option Grant Agreement.

10.11	Form of Non-Employee Director Restricted Stock Unit Grant Agreement.

10.12	Pentair, Inc. Non-Qualified Deferred Compensation Plan effective January 1, 2009, as amended and restated.

10.13	Pentair, Inc. Supplemental Executive Retirement Plan effective January 1, 2009, as amended and restated.

10.14	Pentair, Inc. Restoration Plan effective January 1, 2009, as amended and restated.

10.15	Form of Deed of Indemnification for directors and executive officers of Pentair plc.

10.16	Form of Indemnification Agreement for directors and executive officers of Pentair plc.

14.1	Pentair plc Code of Conduct.